Exhibit 99.1
FOR IMMEDIATE RELEASE

Quad/Graphics Reports Preliminary Fourth Quarter and Full-Year 2012 Results

SUSSEX, WI, February 26, 2013 — Quad/Graphics, Inc. (NYSE: QUAD) (“Quad/Graphics” or the “Company”) today reported preliminary unaudited fourth quarter and full-year 2012 results in advance of management's attendance at the 2013 Baird Business Solutions Conference in New York City on February 27, 2013. For reconciliation of Adjusted EBITDA and Recurring Free Cash flow to U.S. generally accepted accounting principles (GAAP) measures, please see the accompanying information.

Highlights of expected results for Fourth Quarter and Full-Year 2012:

•	Net sales expected to be $1.1 billion in the fourth quarter and $4.1 billion for the full-year 2012.

•	Adjusted EBITDA expected to be $174 million in the fourth quarter and $566 million for the full-year 2012.

•
The Company expects to generate $375 million in full-year Recurring Free Cash Flow, surpassing increased revised guidance of $340 million, partially benefitted by $15 million in lower capital expenditures that moved from 2012 into 2013.

•	In 2012, the Company repaid $120 million in debt, maintaining its year-end leverage of 2.39x within the targeted range of 2.0x to 2.5x.

“Despite ongoing economic and industry challenges in 2012, we expect our fourth quarter and full-year 2012 results to be in line with our previously discussed expectations,” said Joel Quadracci, Quad/Graphics Chairman, President & CEO. “During the fourth quarter, we paid a $2 special dividend and announced an increase in our regular 2013 quarterly cash dividend by 20% to $0.30 per share. In early 2013, we completed the Vertis Holdings, Inc., acquisition, which is a natural and strategic fit. We believe all of these activities added value for our shareholders, and were made possible by our strong focus on generating Recurring Free Cash Flow and maintaining a strong balance sheet, while simultaneously paying down debt.”

The Company's management team will make a presentation at the 2013 Baird Business Solutions Conference at The Pierre in New York City on February 27, 2013. The presentation may include forward-looking and other material information and will be available on the Company's website at http://investors.qg.com.

Quad/Graphics will also hold a conference call at 10 a.m. ET / 9 a.m. CT on Tuesday, March 5, to discuss fourth quarter and full-year 2012 results. To access the conference call with slide show, it is recommended that you listen via computer at: http://us.meeting-stream.com/quadgraphics_030513.

If for any reason you are unable to stream, you can listen to the audio via the telephone by calling:

•	Toll-Free: (877) 217 - 9946 (US/Canada)

•	Toll: (702) 696 - 4824 (International)

•	Conference ID: 76755678

The replay will be available for 30 days following the conference call. To access the replay via phone, please call (855) 859-2056 or (404) 537-3406 and enter the Conference ID number 76755678. To access the replay via the internet, please use the following link: http://us.meeting-stream.com/quadgraphics_030513. Registration is required for replay.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company's future results, financial condition, goals, strategies, revenue, earnings, free cash flow, margins, prospects and/or outlook and are indicated by words or phrases such as "anticipate," "estimate," "expect," "project," "believe" and similar words or phrases. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company's expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control.

The factors that could cause actual results to materially differ include, among others: the impact of significant overcapacity in the highly competitive commercial printing industry, which creates downward pricing pressure and fluctuating demand for printing services; the inability of the Company to reduce costs and improve operating efficiency rapidly enough to meet market conditions; the impact of electronic media and similar technological changes including digital substitution by consumers; the impact of changing future economic conditions; the impact of changes in postal rates and regulations and other laws and regulations including those relating to privacy; the failure to renew long-term contracts with clients on favorable terms; the failure of clients to perform under such long-term contracts due to financial or other reasons or due to customer consolidation; the failure to successfully identify, manage, complete and integrate acquisitions and investments, including with respect to the operations of Vertis Holdings, Inc.; the impact of fluctuations in costs and the availability of raw materials; the impact of increased business complexity as a result of the Company's entry into new markets; the ability of the Company to make the significant capital expenditures needed to remain technologically and economically competitive; the impact on Quad/Graphics class A common shareholders of a limited active market for Quad/Graphics common stock and the inability to independently elect directors or control decisions due to the class B common stock voting rights; and the other risk factors identified in the Company's most recent Annual Report on Form 10-K, as such may be amended or supplemented by subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission.

Except as required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Quad/Graphics

Quad/Graphics (NYSE: QUAD) is a global provider of print and related multichannel solutions for consumer magazines, special interest publications, catalogs, retail ad inserts, direct mail, books, directories, and commercial and specialty products, including in-store solutions. Headquartered in Sussex, Wis. (just west of Milwaukee), the Company has print-production facilities as well as other support locations throughout North America, Latin America and Europe. As a printing industry innovator, Quad/Graphics (www.QG.com) is redefining the power of print in today's multimedia world by helping its clients use print as the foundation of multichannel communications strategies to drive their top-line revenues while reducing their total cost of print production through workflow solutions, and pioneering distribution and mailing programs, among other offerings.

Investor Relations Contact:
Kelly Vanderboom
Vice President & Treasurer, Quad/Graphics
414-566-2464
Kelly.Vanderboom@qg.com

Media Contact:
Claire Ho
Director of Corporate Communications, Quad/Graphics
414-566-2955
Claire.Ho@qg.com

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin
For the Three Months Ended December 31, 2012 and 2011
(in millions)
(UNAUDITED)

	Three Months Ended December 31,
	2012	2011
Net earnings (loss) attributable to Quad/Graphics common shareholders	$21.0	$(6.9)

Interest expense	20.2	23.5
Income tax expense	14.5	34.1
Depreciation and amortization	86.0	88.7

EBITDA (Non-GAAP)	$141.7	$139.4
EBITDA Margin (Non-GAAP)	12.5%	11.5%

Restructuring, impairment and transaction-related charges	30.5	31.9
Loss from discontinued operations, net of tax	—	15.7
Loss on disposal of discontinued operations, net of tax	1.3	—

Adjusted EBITDA from continuing operations (Non-GAAP)	$173.5	$187.0
Adjusted EBITDA Margin from continuing operations (Non-GAAP)	15.3%	15.4%

Adjusted EBITDA from discontinued operations (Non-GAAP)	$—	$9.8
Adjusted EBITDA Margin from discontinued operations (Non-GAAP)	—%	10.4%

Adjusted EBITDA – consolidated (Non-GAAP)	$173.5	$196.8
Adjusted EBITDA Margin – consolidated (Non-GAAP)	15.3%	15.0%

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin and Recurring Free Cash Flow.  They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business.  These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin
For the Years Ended December 31, 2012 and 2011
(in millions)
(UNAUDITED)

	Year Ended December 31,
	2012	2011
Net earnings (loss) attributable to Quad/Graphics common shareholders	$87.4	$(46.9)

Interest expense	84.0	108.0
Income tax expense (benefit)	(31.5)	26.0
Depreciation and amortization	338.6	344.6

EBITDA (Non-GAAP)	$478.5	$431.7
EBITDA Margin (Non-GAAP)	11.7%	10.0%

Restructuring, impairment and transaction-related charges	118.3	114.0
Loss on debt extinguishment	—	34.0
Loss from discontinued operations, net of tax	3.2	38.6
Gain on disposal of discontinued operations, net of tax	(34.0)	—

Adjusted EBITDA from continuing operations (Non-GAAP)	$566.0	$618.3
Adjusted EBITDA Margin from continuing operations (Non-GAAP)	13.8%	14.3%

Adjusted EBITDA from discontinued operations (Non-GAAP)	$(1.5)	$19.5
Adjusted EBITDA Margin from discontinued operations (Non-GAAP)	(4.7)%	5.7%

Adjusted EBITDA – consolidated (Non-GAAP)	$564.5	$637.8
Adjusted EBITDA Margin – consolidated (Non-GAAP)	13.7%	13.7%

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin and Recurring Free Cash Flow.  They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business.  These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
RECURRING FREE CASH FLOW
For the Years Ended December 31, 2012 and 2011
(in millions)
(UNAUDITED)

	Year Ended December 31,
	2012	2011
Net cash provided by operating activities	$354.2	$371.1

Add back non-recurring payments:
Restructuring payments, net	113.4	125.2
Worldcolor bankruptcy payments	10.4	12.4

Recurring cash flows provided by operating activities	478.0	508.7

Less: purchases of property, plant and equipment	(103.5)	(168.3)

Recurring Free Cash Flow	$374.5	$340.4

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin and Recurring Free Cash Flow.  They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business.  These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.